Exhibit (a)(5)(iv)

TRADUCCIÓN PÚBLICA - CERTIFIED TRANSLATION

WST S.A.

FINANCIAL STATEMENTS FOR:

Irregular Period between July 1, 2014 and December 31, 2014

and as of

June 30, 2014

1

Annual Report

To the Shareholders of

WST S.A.

In compliance with the legal and statutory provisions in force, we submit for your consideration this Annual Report, the Balance Sheet of WST S.A. for the irregular period as of December 31, 2014 and June 30, 2014, and the Statement of Income, Statement of Changes in Shareholders’ Equity and Statement of Cash Flows for the periods ended on such dates, as well as the notes and exhibits supplementing them, for the irregular fiscal year ended on December 31, 2014.

Business of the Company

The main business of the Company is to engage in investing and financial activities. Its principal investment is its 46% interest in the capital stock of “La Caja Argentina de Riesgos de Trabajo ART S.A.”, a company engaged in the insurance business, more specifically in work risk insurance.

Ownership Structure and Economic Group

In order to comply with the provisions of General Resolution 04/09 of the Inspección General de Justicia (Superintendency of Corporations), the information set forth in Section 1 of such Resolution has been included in this Annual Report:

1.	The exclusive purpose of the Company is to invest in other companies and to engage in financing activities. Therefore, the Company does not sell any goods and does not provide any services.

2.	The Company’s shares are owned by Messrs. Adrián Werthein (25%), Gerardo Werthein (25%), Daniel Werthein (25%) and Darío Werthein (25%). There follows a summary on the Company’s financial situation, results and generation and use of funds.

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Financial situation, results and generation and use of funds

The following table summarizes the Company’s equity structure, as compared with the prior year:

	Current	Prior Year
Current assets	51,136,637.54	4,674,325.94
Non-current assets	305,202,443.58	265,404,299.28
Total	356,339,081.12	270,078,625.22
Current liabilities	23,288,496.43	25,808,671.07
Non-current liabilities	0.00	0.00
Sub-total	23,288,496.43	25,808,671.07
Shareholders’ equity	333,050,584.69	244,269,954.15
Total	356,339,081.12	270,078,625.22

The following table summarizes the Company’s result structure, as compared with the prior year:

	Current	Prior Year
Ordinary operating result	[*]	[*]
Financial and holding results	[*]	[*]
Other income and expenses	[*]	[*]
Net ordinary result	[*]	[*]
Extraordinary results	[*]	[*]
Sub-total	[*]	[*]
Income tax	[*]	[*]
Net result (profit-loss)	88,780,630.54	103,857,563.45

The following table summarizes the Company’s generation or use of funds structure, as compared with the prior year:

	Current	Prior Year
Funds generated by (used for) operating activities	[*]	[*]
Funds generated by (used for) investment activities	[*]	[*]
Funds generated by (used for) financing activities	[*]	[*]
Total of funds generated or used during the year	-800,611.90	814,965.84

Principal Ratios

	Current	Prior Year
Liquidity	2.195	0.181
Solvency	14.301	9.464
Immobilized assets	0.916	1.086
Profitability	0.266	0.425

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Principal variations, results and financial situation

The result of the year was a profit of $88,780,630.54, mainly attributable to the result of the holding of shares.

There were no significant variations during the year in the different items of the financial statements.

In addition, it should be noted that no unusual or infrequent events have occurred affecting the Company’s income or operating result. In the opinion of the Company’s management, there are no events which could materially affect the Company’s capacity to comply with its obligations, taking into account that the Company has little or no financing needs.

There have been no transactions between related parties during the year.

The Company’s stockholders’ equity is $333,050,584.69.

The Board of Directors estimates that the Company’s capitalization and stockholders’ equity are adequate for the Company’s operations.

Prospects

The Board of Directors estimates that in the near future the corporate operations will not experience significant changes.

Expression of thanks

The Board of Directors thanks all officers and professionals collaborating with the Company for all the efforts made by them.

Buenos Aires, April 20, 2015.

The Board of Directors

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FINANCIAL STATEMENTS FOR:

Irregular Period between July 1, 2014 and December 31, 2014

and

as of June 30, 2014

Name:	WST S.A.

Legal Domicile:	Av. Córdoba 1561, 2nd floor
City of Buenos Aires

Principal business:	Investment and financing activities

By-laws or Articles:
of Incorporation	No. 16511, Book 50
Volume of Stock Companies

Registration with the
Superintendency of
Corporations:	No. 1,833,522

Date of expiration
of the Articles of
Incorporation:	08/27/2109

Composition of the Capital Stock

Shares

Nominal Amount	Number	Type	Votes	Subscribed	Paid-in
1.00	14,000,000	Common	1	$14,000,000	$14,000,000

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Name of the Company: WST S.A.

Number of Registration with the Superintendency of Corporations: 1,833,522

BALANCE SHEET

Irregular Fiscal Year ended 12/31/2014 and as of 06/30/2014

(In pesos)

	$	$
	Period ended
	12/31/2014	06/30/2014
ASSETS
CURRENT ASSETS

Cash (Note 4.1)	64,176.29	864,788.19
Trade receivables (Note 4.2)	0.00	3,678,028.02
Tax credits (Note 4.3)	111,441.09	131,509.73
Investments (Note 4.4)	50,961,020.16	0.00

Total current assets	51,136,637.54	4,674,325.94

NON-CURRENT ASSETS
	305,202,443.58	265,404,299.28
Investments (Note 4.5)

Total non-current assets	305,202,443.58	265,404,299.28

TOTAL ASSETS	356,339,081.12	270,078,625.22

LIABILITIES
CURRENT LIABILITIES

Trade payables (Note 4.6)	23,288,496.43	25,317,670.00
Tax debts (Note 4.7)	0.00	491,001.07

Total current liabilities	23,288,496.43	25,808,671.07

NON-CURRENT LIABILITIES

Nil	0.00	0.00

Total non-current assets	0.00	0.00

SHAREHOLDERS’ EQUITY As per relevant statement	333,059,584.69	244,269,954.15

TOTAL LIABILITIES – SHAREHOLDERS’ EQUITY	356,339,081.12	270,078,625.22

The auditor’s report is presented separately.

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[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

[There is a signature]

Ricardo Alberto Ferreiro, Statutory Auditor

[There is a signature]

Daniel Werthein, Chairman

7

Name of the Company: WST S.A.

Number of Registration with the Superintendency of Corporations: 1,833,522

STATEMENT OF INCOME

Irregular Fiscal Year ended 12/31/2014 and as of 06/30/2014

(In pesos)

	$	$
	Period ended
	12/31/2014	06/30/2014
INCOME

Result of the holding of shares	39,798,144.30	87,845,296.10

Dividends	46,000,000.00	25,300,000.00

Income from investments	3,304,940.10	0.00

Total income	89,105,084.40	113,145,296.10

EXPENSES

Administrative expenses	-18,041.42	-57,814.10

Fee IGJ	-817.26	-800.00

Taxes	-58,965.18	-259,815.45

Interest and tax surcharges	0.00	-2,523.10

Exchange differences	-244,630.00	-8,966,780.00

Total expenses	-322,453.86	-9,287,732.65

RESULT OF THE PERIOD (PROFIT)	88,780,630.54	103,857,563.45

The auditor’s report is presented separately.

[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

[There is a signature]

Ricardo Alberto Ferreiro, Statutory Auditor

[There is a signature]

Daniel Werthein, Chairman

8

Name of the Company: WST S.A.

Number of Registration with the Superintendency of Corporations: 1,833,522

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Irregular Fiscal Year ended 12/31/2014 and as of 06/30/2014

(In pesos)

	CAPITAL STOCK			RETAINED EARNINGS				Total Shareholders’ Equity	Total Shareholders’ Equity
	Subscribed Capital	Capital adjustment	Adv. Fut. Subscript.	Reserved profits		Result of the period	Retained earnings
				Legal reserve	Voluntary Reserve			Period ended
								12/31/2014	06/30/2014
Balance at the beginning of the period	14,000,000			2,800,000	123,612,390.70	103,857,563.45	0.00	244,269,954.15	140,412,390.70

09-12-2014 AGO					103,857,563.45	-103,857,563.45

Profit or loss of the period according to respective statement						88,780,630.54		88,780,630.54	103,957.563.45

Balance at the end of the period	14,000,000			2,800,000	227,469,954.15	88,780,630.54	0.00	333,050,584.69	244,269,954.15

The auditor’s report is presented separately.

[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

[There is a signature]

Ricardo Alberto Ferreiro, Statutory Auditor

[There is a signature]

Daniel Werthein, Chairman

9

Name of the Company: WST S.A.

Number of Registration with the Superintendency of Corporations: 1,833,522

STATEMENT OF CASH FLOWS

Irregular Fiscal Year ended 12/31/2014 and as of 06/30/2014

(In pesos)

	$	$
	Period ended
	12/31/2014	06/30/2014

Cash and cash equivalents	864.788.19	49,822.35

INCOME

Shareholders	0.00	818,596.66

ART creditors	0.00	1,000,000.00

Sale of notes	943,919.94	0.00

Total income	943,919.94	1,818,596.66

EXPENSES

Taxes	-518,560.29	-941,929.09

Administrative expenses	-30,196.00	-61,701.73

Other expenses	0.00	0.00

Shareholders’ drawings	-1,195,755.55	0.00

Total expenses	-1,744,531.84	-1,003,630.82

Cash and cash equivalents at the end of the period	64,176.29	864,788.19

[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

[There is a signature]

Ricardo Alberto Ferreiro, Statutory Auditor

[There is a signature]

Daniel Werthein, Chairman

10

Name of the Company: WST S.A.

Number of Registration with the Superintendency of Corporations: 1,833,522

Information required under Section 64, sub-section (b) of Law No. 19,550 for Irregular Fiscal Year ended 12/31/2014

Table I

(In pesos)

Item	Administrative Expenses	Selling Expenses	Total

Taxes	58,965.18	--	58,965.18

Fee IGJ	817.26	--	817.26

Administrative expenses	18,041.42	--	18,041.42

Interest and tax surcharges	0.00	--	0.00

TOTAL	77,823.86	--	77,823.86

The auditor’s report is presented separately.

[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

[There is a signature]

Ricardo Alberto Ferreiro, Statutory Auditor

[There is a signature]

Daniel Werthein, Chairman

11

Name of the Company: WST S.A.

Number of Registration with the Superintendency of Corporations: 1,833,522

EXHIBIT II

INVESTMENTS

for Irregular Fiscal Year ended 12/31/2014 and as of 06/30/14

Table I

(In pesos)

Name and characteristics of securities	Class	Number	Value registered as of 12/31/2014	Information on the Issuer				% of interest
				Business	Fiscal year’s ending date	Nominal capital stock	Shareholders’ equity at end $

Current Investments	Bills	52,214,160	50,961,020.16	--	--	--	--	--
Lebac Interna $

Non-current Investments	Common	32,430	305,202,443.58	Insurance	12/31/2014	70,500	663,483,573.00	46.00%
La Caja Argentina de Riesgos del Trabajo ART S.A.

Total as of 12-31-2014			356,163,463.74			70,500	663,483,573.00
Total as of 06-30-2014			265,404,299.28			70,500	576,965,868.00

The accompanying notes and exhibits are an integral part of the Financial Statements.

The auditor’s report is presented separately.

[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

[There is a signature]

Ricardo Alberto Ferreiro, Statutory Auditor

[There is a signature]

Daniel Werthein, Chairman

12

Name of the Company: WST S.A.

Number of Registration with the Superintendency of Corporations: 1,833,522

Financial Statements as of December 31, 2014.

NOTES TO THE FINANCIAL STATEMENTS FOR THE IRREGULAR PERIOD BETWEEN JULY 1, 2014 AND DECEMBER 31, 2014 AND AS OF JUNE 30, 2014

(in pesos)

Note 1: Basis for Presentation

The basic financial statements have been prepared according to the provisions of Technical Resolutions No. 8, “General Accounting Presentation Rules” and No. 9, “Particular Presentation Rules for Business, Industrial and Services Entities” of the Argentine Federation of Professional Councils in Economic Sciences, according to the amended text of the “Professional accounting, audit and supervision rules of the City of Buenos Aires” approved by means of Resolution CD No. 087/2003 and CD 93/05 of the Professional Council in Economic Sciences of the City of Buenos Aires.

Note 2: Consideration of the effects of the change in the purchasing power of currency

After the issue of Decree No. 664/03 of the Executive Branch, the Superintendency of Corporations issued General Resolution No. 04/2003, whereby it provided that entities should discontinue, as from March 1, 2003, the constant currency restatement method set forth by Technical Resolution No. 6, with the amendments introduced by Technical Resolution No. 19 of the Argentine Federation of Professional Councils in Economic Sciences, as adopted by Resolution MD No. 03/02 and CD No. 262/01 of the Professional Council in Economic Sciences of the City of Buenos Aires.

Taking into account the aforesaid, the main financial information is presented as required by the legal rules in force, for which the financial statements have been restated in constant currency until February 28, 2003.

The professional accounting rules in force (Resolution MD 41/03), ratified by Resolution CD 190/03 of the Professional Council in Economic Sciences of the City of Buenos Aires, discontinued, as from October 1, 2003, the application of the constant currency restatement set forth by Technical Resolution No. 6 “Financial Statements in Constant Currency” (amended text of Resolution CD 087/2003).

The effect of not having restated to constant currency until 09/30/2003, as required by the professional accounting rules in force, is not significant on the terms of Technical Resolution No. 16, section 7.

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Note 3. Valuation Criteria

The rules applied respond to the criteria defined by Technical Resolutions No. 16 “Conceptual framework of the professional accounting rules” and No. 17 “Professional accounting rules: General application matters” of the Argentine Federation of Professional Councils in Economic Sciences, amended text of the Professional accounting, audit and supervision rules of the City of Buenos Aires, approved by Resolution CD No. 087/2003 of the Professional Council in Economic Sciences of the City of Buenos Aires.

3.1 Cash and Banks, Credits and Debts

The items expressed in the national currency are stated at face value.

3.2 Investments

3.2.1 Current

Government Securities

As of December 31, 2014, the LEBAC Interna $ were valued at their realizable value.

3.2.2 Non-current

Shares

As of December 31, 2014, the interest in La Caja Aseguradora de Riesgos del Trabajo ART S.A. was valued at its equity value.

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Note 4: Breakdown of main captions of the irregular period ended 12/31/2014 and 06/30/2014

ASSETS

	12/31/2014		06/30/2014
CURRENT ASSETS

4.1 Cash and Cash Equivalents

Cash	0.00		9,527.26
Banco Patagonia	64,176.29	64,176.29	855,260.93	864,788.19

4.2 Trade Receivables

Shareholders	0.00	0.00	3,678,028.02	3,678,028.02

4.2 Tax Credits

Tax credits to be charged	23,882.61		23,270.61
Adv. Minimum Presumed Income Tax	4,114.54		108,239.12
Credit balance of Income Tax	83,413.94	111,411.09	0.00	131,509.73

4.4 Investments

Lebac Interna $
Nominal amount: 52,214,160
Price as of 12-31-2014: $0.9760	50,961,020.16	50,961,020.16	0.00	0.00

NON-CURRENT ASSETS

4.5 Investments

32,420 shares of La Caja Argentina de Riesgos del Trabajo ART S.A.	305,202,443.58	305,202,443.58	265,404,299.28	265,404,299.28

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LIABILITIES

	12/31/2014		06/30/2014
CURRENT LIABILITIES

4.6 Trade Payables

Sundry creditors	0.00		24,317,670.00
ART creditors	0.00		1,000,000.00
Shareholders	23,288,496.43	23,288,496.43	0.00	25,317,670.00

4.7 Tax Debts

Personal assets tax – entity and individuals	0.00	0.00	491,001.07	491,001.07

[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

[There is a signature]

Ricardo Alberto Ferreiro, Statutory Auditor

[There is a signature]

Daniel Werthein, Chairman

16

INDEPENDENT AUDITOR’S REPORT

To the Chairman of

WST S.A.

Legal domicile: Av. Córdoba 1561, 2nd Floor, Citi of Buenos Aires

Tax Id. Number: 30-71158333-1

Report on the Financial Statements

I have audited the following financial statements of WST S.A. which are hereto attached:

(a) Irregular Balance Sheet as of December 31, 2014 and June 30, 2014;

(b) Statement of Income for the irregular fiscal year ended December 31, 2014 and as of June 30, 2014;

(c) Statement of Changes in Shareholders’ Equity for the irregular fiscal year ended December 31, 2014 and as of June 30, 2014;

(d) Statement of Cash Flows for the irregular fiscal year ended December 31, 2014 and as of June 30, 2014;

(e) Exhibits I and II;

(f) Notes 1 to 4.

Management’s Responsibility in connection with the Financial Statements

The Board of Directors is responsible for the preparation and presentation of the attached financial statements according to the Argentine Professional Accounting Standards, and for the adoption of an internal control system for the preparation of financial statements which are free from material misstatement.

Auditor’s Responsibility

My responsibility is to express an opinion on the attached financial statements based on my audit. I have conducted my audit in accordance with the auditing standards set forth in Technical Resolution No. 37 of the Argentine Federation of Professional Councils in Economic Sciences. Such standards require that I comply with ethical requirements and that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes implementing procedures so as to examine evidence supporting the amounts and disclosures in the financial statements. The selected procedures depend on the auditor’s judgment, including evaluating the risk of financial misstatement in the financial statements. Upon performing such risk evaluation, the auditor must consider the internal control system relevant for the preparation and presentation of the entity’s financial statements in order to design auditing procedures which are suitable under the circumstances, but not in order to express an opinion on the efficiency of the entity’s internal control. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors, as well as evaluating the overall financial statement presentation.

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I believe that my audit provides a reasonable basis for my opinion.

Opinion

In my opinion, the attached financial statements fairly present, in all material respects, the financial position of WST S.A. for the irregular fiscal year ended December 31, 2014 and as of June 30, 2014, and its results, changes in its shareholders’ equity and cash flows for the periods ended on such dates, in conformity with the Argentine Professional Accounting Standards.

Report on other legal and regulatory requirements

(a)	As of December 31, 2014 and June 30, 2014, as evidenced by its accounting records, there are no debts to the National Administration of Social Security in connection with retirement contributions.

(b)	We have applied the procedures on money laundering prevention and financing of terrorism set forth in the respective professional standards issued by the Professional Council in Economic Sciences of the City of Buenos Aires, Resolution J.G. FACPCE 420/2011, Section 4.27, Resolution CD 77/2011 C.P.C.E.C.A.B.A.

Buenos Aires, April 20, 2015

[There is a signature]

Truffa, Vicente José, Public Accountant (UBA)

C.P.C.E.C.A.B.A. V. 85 P. 69

Tax. Id. No. 20-07668611-5

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Professional Council in Economic Sciences of the City of Buenos Aires

Buenos Aires, August 10, 2016

Legalization No. 366030

We hereby LEGALIZE, in accordance with the powers granted to this Professional Council by Laws 466 (Section 2, Sub-sections (d) and (j)) and 20,488 (Section 21, Sub-section (i)), the professional action of April 20, 2015 in connection with a Balance Sheet dated 12/31/2014 of WST S.A., 30-71158333-1 to be filed with [in blank], and declare that the signature on such document coincides with the signature of TRUFFA VICENTE JOSÉ, 20-07668611-5, registered in Volume 0085, Page 06, that his license is in force and that control of such professional action has been made according to the provisions of Resolution C. 236/88, these control not implying any technical opinion on his professional performance.

[There is a signature and a seal which reads:] Dr, Pablo Vallone, Public Accountant (U.N.L.Z.) – Legalizations Secretary

[There is the seal of the Professional Council in Economic Sciences of the City of Buenos Aires]

This Legalization is not valid without the signature and seal of the Legalizations Secretary.

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Statutory Auditor’s Report

To the Directors of

WST S.A.

Tax Id. No. 30-71158333-1

Legal Domicile: Av. Córdoba 1561, 2nd Floor

City of Buenos Aires

Dear Sirs:

As per your request, I inform you that I have examined the General Irregular Balance Sheet of WST S.A. as of December 31, 2014 and June 30, 2014, and the Statements of Income, Changes in Shareholders’ Equity and Cash Flows for the irregular fiscal year ended December 31, 2014 and as of June 30, 2014, as well as notes 1 to 4 and exhibits I and II supplementing them. The documents examined are the responsibility of the Company’s Board of Directors in exercise of its exclusive functions.

Except as stated in paragraph A., our examination was made according to the auditing standards in force, approved by the Professional Council in Economic Sciences of the City of Buenos Aires, and was limited to verifying the reasonability of the material information in the documents examined and its consistency with the other information on corporate decisions we have become aware of, registered in minutes, and compliance of such decisions with the law and the by-laws as to their formal and documentary aspects. For the performance of this work we have taken into account the audit of the above mentioned documents of the auditor, Truffa, Vicente José, made in accordance with the auditing standards in force in Argentina.

A.	(1)	The financial statements of La Caja Aseguradora de Riesgos del Trabajo ART S.A. considered to determine the value of the investment as of December 31, 2014 have been examined by other professionals,

	(2)	I have not made any type of management control, and therefore I have not evaluated the financial administration and marketing criteria and business decisions, as these matters are the exclusive responsibility of the Company’s management.

In my opinion, based on my work and on the report of April 20, 2015 issued by the external auditor, accountant Vicente José Truffa, and on the limitations of our report described in section A., the above referred financial statements fairly present, in all material respects, the financial situation of WST S.A. as of December 31, 2014 and June 30, 2014, and so do the Statement of Income, Statement of Changes in Shareholders’ Equity and Statement of Cash Flows for fiscal year ended December 31, 2014 and as of June 30, 2014, as well as notes 1 to 4 and exhibits I and II supplementing them, according to the professional accounting standards in force.

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In addition, I have verified the books of accounts, the backup documentation thereof and have attended Board of Directors’ meetings.

In the performance of my functions, I consider I have complied with the provisions of Section 294 of Law No. 19,550.

Therefore, and based on the work performed, I recommend to the Directors to approve the above referred documents.

Buenos Aires, April 20, 2015.

[There is a signature]

Ricardo Alberto Ferreiro

Statutory Auditor

I hereby certify that the above is a true translation into English of the original document in Spanish. Buenos Aires, December 26, 2016.

[FOR CERTIFICATION PURPOSES ONLY]

Es traducción fiel al inglés (en 20 páginas) del documento original en castellano. Buenos Aires, 27 de diciembre de 2016.

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